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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation of our report dated November 8 2001, on the financial statements of Heartsoft, Inc. (the "Company") at June 30, 2001, and March 31, 2000, and the three month period ended June 30, 2000, included in this Annual Report on Form 10-KSB for the year ended June 30, 2001, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-23138D).


/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
November 12, 2001